Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Intermediate-Tax Free Fund dated August 7, 1998 and February 2, 1998 and our reports on Pioneer Tax-Free Income Fund dated August 7, 1998 and February 2, 1998 (and to all references to our firm) included in or made a part this Registration Statement on Form N-14 of Pioneer Tax-Free Income
Fund (Registration Statement File No. 2-57653).



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
December 31, 1998